UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On November 2, 2011, TESSCO Technologies Incorporated (TESSCO or the Company) filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC) for the period ended September 25, 2011.  Therein, the Company discussed changes to its internal organization and presented business segment disclosures based on these changes.  The Company is now filing this Current Report on Form 8-K to also provide historical segment information in a manner consistent with these internal organizational changes.  While this information would have been reported over time as comparable prior period results in future quarterly and annual filings, the Company believes it is in the best interest of investors to be able to view this information at this time.

The information included in this Form 8-K does not in any way restate or revise the Company’s previously reported Consolidated Financial Statements.

As disclosed in the Quarterly Report on Form 10-Q for the period ended September 25, 2011, the Company now evaluates its business in two segments – commercial and retail.

The commercial segment includes:

•	Public carriers, contractors and program managers that are generally responsible for building and maintaining the infrastructure system and provide airtime service to individual subscribers.

•
Private system operators and governments including commercial entities such as major utilities and transportation companies, federal agencies and state and local governments that run wireless networks for their own use.

•	Commercial dealers and resellers that sell, install and/or service cellular telephone, wireless networking, broadband and two-way radio communications equipment primarily for the enterprise market.

The retail segment includes:

•	Retailers, dealer agents and Tier 2 and 3 carriers.

•	Tier 1 carriers (including the Company’s largest customer, AT&T Mobility, Inc.).

The Company also reviews revenues and gross profit by its four product categories:

•
Base station infrastructure products that are used to build, repair and upgrade wireless telecommunications. Products include base station antennas, cable and transmission lines, small towers, lightning protection devices, connectors, power systems, miscellaneous hardware, two way radios and mobile antennas. Our base station infrastructure service offering includes connector installation, custom jumper assembly, site kitting and logistics integration.

•
Network systems products that are used to build and upgrade computing and Internet networks.  Products include fixed and mobile broadband equipment, wireless networking, filtering systems and security and surveillance products.  This product category also includes training classes, technical support and engineering design services.

•
Installation, test and maintenance products that are used to install, tune, maintain and repair wireless communications equipment. Products include sophisticated analysis equipment and various frequency-, voltage- and power-measuring devices, as well as an assortment of tools, hardware, GPS, safety and replacement and component parts and supplies required by service technicians.

•
Mobile devices and accessory products include cellular phone and data device accessories such as replacement batteries, cases, speakers, mobile amplifiers, power supplies, headsets, mounts, car antennas, music accessories and data and memory cards as well as two-way radios and related accessories. Retail merchandising displays, promotional programs, customized order fulfillment services and affinity-marketing programs, including private label Internet sites, complement our mobile devices and accessory product offering.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is voluntary information reflecting historical segment information using the current presentation plus supplemental revenue and gross profit information by product category.  The information contained in Exhibit 99.1 should be read in conjunction with and as a supplement to the information contained in TESSCO’s Annual Report on Form 10-K for the fiscal year ended March 27, 2011, filed with the SEC on May 24, 2011, and in subsequent reports filed with the SEC, including the quarterly reports on Form 10-Q filed by the Company for the first and second fiscal quarters of fiscal 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Historical Segment and Supplemental Product Category Information (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer